EXHIBIT 10.12

                                SUPPLY AGREEMENT
                                ----------------

         THIS AGREEMENT is made as of the 18th day of October, 2004, by and between Sigma-Aldrich Fine Chemicals, an operating division of Sigma-Aldrich Inc., having an office at 3050 Spruce Street, St. Louis, MO 63103 ("Seller"), and Vascular Solutions, Inc., having an office at 6464 Sycamore Court, Minneapolis, MN 55369 ("Buyer").

         WHEREAS, Seller has the experience and capability to manufacture and supply thrombin solution from bovine plasma as further described in Attachment 1, and

         WHEREAS, Buyer desires to have available on a coordinated continuing basis a supply of said product,

         NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.1 "Affiliate" shall mean with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" including, with correlative meanings, the terms "controlled by" and "under common control with" means ownership directly or indirectly of more than fifty percent (50%) of the equity capital having the right to vote for election of directors in the case of a corporation and more than fifty percent (50%) of the beneficial interest in the case of a business entity other than a corporation.

         1.2      "Agreement" shall mean this Supply Agreement.

         1.3 "GMP shall mean that the Product will be manufactured in accordance with ICH Q7A to be used in preparation of a "drug product" as defined in accordance with 21CFR211.

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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         1.4      "Contract Year" shall mean the period of twelve (12) months from and including the Effectiveness Date and each subsequent consecutive period of twelve (12) months during the continuance of this Agreement.

         1.5 "Effectiveness Date" shall mean the earlier of the date that Buyer receives approval from the FDA for the inclusion of Seller's Product in at least one of Buyer's hemostasis products for sale in the United States and January 1, 2007.

         1.6 "FDA" shall mean the United States Food & Drug Administration, or any successor organization.

         1.7 "Government Approvals" shall mean any approvals, licenses, permits, registrations or authorizations, howsoever called, of any United States or foreign regulatory agency, department, bureau or other government entity necessary for Seller's manufacture, use, storage, transport or sale of the Product.

         1.8 "Lot" shall mean a manufacturing lot of the Product with a sufficient quantity of components to result in a final yield of at least ** units of the Product.

         1.9      "QSR's" shall mean the Quality System Regulations of the FDA.

         1.10 "Person" shall mean any individual, corporation, company, limited liability company, partnership, business trust, business association, governmental entity, governmental authority or other legal entity.

         1.11 "Product" shall mean thrombin solution from bovine plasma as described in Attachment 1 attached hereto and/or alternatively termed the API or Active Pharmaceutical Ingredient.

         1.12 "Specifications" shall mean the specifications for the Product set out in Attachment 1 attached hereto, as shall be amended from time to time by mutual written agreement of the parties.

         1.13 "Term" shall mean from the date of this Agreement to the expiration of the Tenth Contract Year, unless extended or terminated as provided for herein.

                                   ARTICLE II

                              PURCHASE AND DELIVERY
                              ---------------------

         2.1 During the Term of this Agreement, Seller agrees to manufacture and sell and Buyer agrees to purchase the Product on the terms and conditions stated in this Agreement

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         2.2      Purchase orders for the Product will be placed on Buyer's
                  standard purchase order form then in effect. All terms and conditions of this Agreement shall supersede any terms or conditions of Buyer's or Seller's ordering or shipment forms which modify or are otherwise inconsistent with the terms and conditions of this Agreement. All shipments of Product will be supplied by Seller in accordance with the Specifications in Attachment 1.

         2.3 All Product sold by Seller to Buyer shall be F.O.B. St. Louis, Missouri. Seller shall retain title and bear the risk of loss on the Product until such time as a shipment has been delivered to the carrier designated by Buyer or, if no such designation has occurred, Seller's regular carrier.

         2.4 Seller shall package and ship the Product in a commercially reasonable manner in accordance with Buyer's reasonable instructions. At Buyer's option, Seller will procure insurance on the shipments against damage to or loss of the Product. Any such shipping insurance so provided by Seller will be subsequently billed to Buyer, and Buyer will reimburse Seller for the actual costs of such insurance. No partial shipments shall be made without Buyer's written consent.

         2.5 In the event that any portion of the shipment of the Product received by Buyer fails to conform to the Specifications, Buyer may reject the non-conforming Product shipment by giving written notice to Seller within ninety (90) days of Buyer's receipt of the Product, which notice shall specify the manner in which the Product fails to meet the Specifications. In the event a Product defect could not have been ascertained by Buyer upon reasonable inspection of the Product and analysis thereof, then the ninety (90) day time period referred to herein shall not apply provided that (i) Buyer notifies Seller promptly upon having reason to know of such Product defect (but in any event no later than twelve (12) months from date of delivery) and (ii) the limitation on remedy and liability set out in Paragraph 2.8 shall apply with respect thereto.

         2.6 In the event Seller does not agree that any such Product failed to meet the Specifications and Seller and Buyer cannot reach agreement with respect to such Product, Seller will submit the question of whether the Product failed to meet the Specifications to an independent laboratory selected by Seller and approved by Buyer for determination. The findings of such laboratory shall be binding upon Seller and Buyer and the cost of such determination shall be paid by the party in error.


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         2.7      Subject to Sections 2.5 and 2.6, Seller shall replace any
                  Product not conforming to the Specifications forthwith, at its expense, or if it is unable to make prompt replacement, Seller shall either credit Buyer's account or refund any payment made on the nonaccepted Product, depending on Buyer's account balance, within forty-five (45) days of Seller's receipt of notice of Buyer's non-acceptance. Buyer shall return, at Seller's expense, the nonaccepted Product to Seller.

         2.8 Except as provided for under Paragraph 6.5 regarding Seller's indemnification obligations for third party claims, the remedies described in Section 2.5 and 2.7 shall be Buyer's sole remedy and Seller's only liability to Buyer hereunder with respect thereto.

         2.9 By the beginning of each calendar quarter (January 1, April 1, July 1 and October 1), Buyer shall submit to Seller (i) a binding order setting forth the quantities, delivery dates and shipping instructions for Product delivery for the calendar quarter commencing three months following such date, and (ii) a non-binding forecast for delivery of Product for the next following twelve (12) months. Binding orders shall be considered firm and non-cancelable, however, Buyer may request an increase to a binding order and Seller agrees to use commercially reasonable efforts to supply such additional Product in accordance with the terms and conditions of this Agreement. The forecast will be used to determine the volume purchase price for the Contract Year, which shall be adjusted immediately if the actual amount of purchases during such Contract Year exceeds or is less than the forecasted amount.

         2.10 Each purchase order issued by Buyer shall be in full increments of one (1) Lot.

         2.11 Seller agrees that during the Term of this Agreement, Seller and its Affiliates will not directly or indirectly sell the Product or any derivative of the Product in or as a component of a hemostatic product for medical use. The foregoing restriction shall be conditioned upon and subject to Buyer's continuing purchase of at least three (3) Lots of the Product each Contract Year during the Term of this Agreement. In the event that Buyer fails to purchase at least three (3) Lots of Product during any such Contract Year, Seller shall not be obligated to the foregoing restriction and at its sole discretion may terminate this Agreement upon thirty (30) days written notice to Buyer.






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                                  ARTICLE III

                                QUALITY STANDARDS
                                -----------------

         3.1 All raw materials are defined by engineering drawings or specifications. Approved vendors must be designated on the drawings/specs. Raw materials will be supplied by Seller. Seller will use standard operating procedures which define the sampling methodology and the analytical methods used to assure that the raw materials meet the defined specifications. Seller will notify Buyer in writing of any changes to the specifications, sampling or test methods of raw materials or any changes in approved vendors.

         3.2 Seller shall be responsible for and shall provide all packaging materials and printed materials associated with the Product. This includes, but is not limited to, container labels, container cartons and packaging material. Seller shall be responsible for compliance with all Federal, State and Local laws and regulations concerning packaging and labeling materials, and for obtaining any necessary regulatory approvals of printed materials, artwork and copy. Seller shall obtain prior approval from Buyer before revising any printed packaging components, primary container components and any Buyer-supplied packaging components used in the Product.

         3.3 Materials not found to meet Specifications will be considered non-conforming. Seller shall determine the future usability of non-conforming materials. Actions taken to investigate the non-conformance and to justify the release of the batch of material must be fully documented. Copies of all documentation associated with non-conformance of materials used shall be maintained by Seller.

         3.4 The manufacturing process or traveler shall be maintained by the Document Control / Quality Control group within Seller. These documents shall be reviewed and approved by Buyer according to Buyer's requirements. Listed on Buyer's Purchase Order will be the types of changes to the manufacturing process or traveler that require approval by Buyer prior to implementation. Each Lot of product produced must be assigned a unique batch or lot number. Any deviation from the specified manufacturing process must be documented in the batch record or traveler. Seller shall have a system to document the deviation, the investigation that was undertaken and the conclusion drawn from that investigation. The documentation associated with any deviation in the manufacturing process shall become part of the batch record.

         3.5 Seller is responsible for ensuring that equipment is routinely calibrated, inspected, maintained and qualified for use. Calibration must be traceable to national or international standards and the calibration status must be clearly identified on the equipment.


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         3.6      Buyer must be provided with a copy of the top-level history record (traveler/batch record) for the Product manufactured, if so requested by Buyer. Seller agrees to maintain all records that support this document (e.g., inspection/acceptance records for subassemblies and components) for the Term of this Agreement.

         3.7 All in-process and finished Product testing shall be conducted by Seller using validated test methods. Upon reasonable request, Seller shall provide Buyer with a certificate of analysis indicating each test parameter, test method, test result and the corresponding acceptance criteria for each batch/lot of product manufactured or packaged, as well as a statement indicating that all associated documentation has been reviewed and approved by the appropriate quality control unit.

         3.8 Seller is responsible for obtaining and maintaining file samples.

         3.9 Seller will allow GMP audits to be performed by approved representatives of Buyer during normal business hours upon reasonable advance notice and not to exceed two per year. Buyer reserves the right to request additional audits of Seller in the event that special circumstances require additional investigation, such as product recalls or other quality assurance issues.

         3.10 Process/product and cleaning validation shall be performed by Seller using protocols developed according to industry standards. Seller shall be responsible for conducting the validation studies and maintaining validation reports. Seller is responsible for operating within validated parameters.

         3.11 Seller agrees to manufacture in a manufacturing environment such that the particulate and microbial levels are within the Specifications. If no Specifications are defined, then no particular manufacturing environment requirements are necessary beyond applicable GMP guidelines. Where particulate and microbial levels are required for the Product, then the facilities and raw materials used during the manufacturing and packaging process shall be monitored for these factors. Seller shall be responsible for the establishment and institution of a monitoring program to assure that the Product will meet the required particulate and microbial levels and shall maintain the records obtained from this monitoring program.

         3.12 Buyer shall maintain distribution records which contain all of the appropriate information as specified in 21 CFR, Section
                  211.198. Handling and documentation of returned product from end-users is the responsibility of Buyer.

         3.13 Buyer is responsible for investigating and handling complaints from end-users. Seller shall cooperate with Buyer's investigations, including providing manufacturing-related records as they relate to the investigation.

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         3.14     Seller warrants that all federal environmental and safety
                  requirements are being and will be followed at its facilities. Buyer shall have the right to inspect at reasonable times during normal business hours, and on reasonable prior notice, the operations, records and facilities of Seller wherein Products are manufactured, tested and stored for shipping for the purpose of quality assurance auditing and to evaluate compliance with applicable environmental and occupational health and safety laws and regulations.

         3.15 Seller shall notify Buyer of significant incidents relating to production of the Product, including but not limited to the following (i) fatalities and/or significant injuries or occupations illnesses; (ii) incidents resulting in property damage of $50,000 or more; (iii) environmental releases reportable to regulatory agencies; (iv) regulatory agency inspections alleging non-compliance; and (v) request for information, notices of violations or other communication from a governmental agency relating to environmental or occupational health and safety compliance.

         3.16 At Buyer's request, Seller shall provide copies of all relevant environmental licenses and permits pertaining to its operation and shall notify Buyer of any change in status.

         3.17 At Buyer's request, Seller will provide Buyer with copies of all applicable insurance certificates.

         3.18 Unless otherwise stated in this Agreement, Seller is responsible for compliance to all Federal, State and Local laws and regulations as they apply to Seller's business.

         3.19 Seller shall cooperate with Buyer's reasonable requests for information and assistance in all FDA and international regulatory filings, audits and approvals. Seller shall promptly notify Buyer of any announced or unannounced FDA or foreign authority inspection relating to the manufacture of the Product. Seller shall permit a representative of Buyer to be present at Seller's facilities during any inspection relating to the manufacture of the Product. Seller shall immediately provide Buyer with copies of any resulting document of action (FDA Form 483 inspectional observation report, regulatory letters, etc.) resulting from these audits. Should either Seller or Buyer receive any such document of action related to the Product, it shall immediately notify the other and shall provide to the other an opportunity to the extent feasible under the circumstances to provide input to any response to any such document of action. Seller shall cooperate with Buyer to address any GMP deficiencies noted during any FDA audit.




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                                   ARTICLE IV

                                     PRICING
                                     -------

         4.1 During the First Contract Year, Buyer will pay Seller the purchase price specified in Attachment 2 for each Lot of Product ordered and shipped to Buyer. The prices for each Contract Year subsequent to the First Contract Year shall be adjusted for inflation, effective the first day of such Contract Year. The adjusted price will be the price for the prior Contract Year plus an inflation factor equal to the 12-month average percentage increase in total compensation for private industry workers for the period ending the most recent December 31 as indicated on Table 3 of the EMPLOYMENT COST INDEX published by the Bureau of Labor Statistics of the United States Department of Labor or, if the EMPLOYMENT COST INDEX should cease to be published, any comparable category in a comparable index agreeable to both parties, in any case multiplied by the prior Contract Year's price.

         4.2 Seller shall invoice Buyer on each shipment of the Product, and payment shall be made in all cases net 30 days from the date of shipment. Any invoiced amounts due but not paid from and after the date due shall accrue a service charge of 1% per month or the maximum rate allowed by law, whichever is lower. Such prices do not include, and Buyer shall pay for, any excise, sales, use or like taxes resulting from the sale of the Product to Buyer.

         4.3 In addition to the adjustment provided in Section 4.1 of this Agreement, Seller may implement an increase to the purchase price if (i) Buyer requires a change to the manufacturing processes, testing requirements or raw materials for the Product, (ii) Seller is required to make a change to the manufacturing processes, testing requirements or raw materials for the Product, or (iii) the cost of raw materials for the Product increases. The amount of increase to the purchase price will be equal to the actual amount of increased cost to Seller, and will apply to all quantity levels of the purchase price as listed on Attachment 2. If Seller increases the purchase price pursuant to this Section 4.3, Seller will send a price increase notice to Buyer, together with documentation of the cost increase, and such price increase shall take effect immediately for any future binding orders placed by Buyer.

                                    ARTICLE V

                                DEVELOPMENT WORK
                                ----------------

         5.1 Seller and Buyer agree and understand that development work will be required to be performed to allow Seller's manufacture of the Product, and that successful completion of this development work will be required prior to ordering any Product under this Agreement.

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         5.2      Seller agrees to perform the development or transfer of the appropriate analytical methods for raw material, in-process and release testing to the GMP facility. This work will include reformatting of Standard Operating Procedures to GMP quality control format and instrumentation, validation of methods and performing raw material acceptance testing and final release testing. The development work specified in this
                  Section 5.2 will be performed at a total cost of ** to be paid by Buyer to Seller upon completion of this phase of development work.

         5.3 Seller agrees to conduct development trials to establish whether Seller can produce material that meets the Specifications by a process that includes the isolation of a partially purified intermediate. This development work will determine the suitability of the intermediate regarding stability and yield and also define critical parameter limits for the process. Upon successful completion, a draft batch record (Seller's Master Manufacturing Formula) will be written, and the process transferred to the GMP facility. Progression of the project requires agreement of Seller and Buyer of successful completion of the development work specified in this Section 5.3. The development work specified in this Section 5.3 will be performed at a total cost of ** to be paid by Buyer to Seller upon completion of this phase of development work.

         5.4 Seller will use its best reasonable efforts to complete the development work specified in Sections 5.2 and 5.3 within five
                  (5) months from the date of this Agreement. Buyer understands that the completion of the work is subject to several uncertainties which may extend this planned completion date.

         5.5      Upon completion of the development work specified in Sections
                  5.2 and 5.3, Seller will undertake the production of one (1) batch of ** units of Product in Seller's GMP facility meeting the Specifications. The production of one (1) batch of ** units of Product will be performed by Seller at a total cost of ** to be paid by Buyer to Seller upon delivery of the same. All work will be performed using controlled documents, and Seller's QC group will perform release tests.

         5.6 Upon successful completion of the work outlined in Section 5.5, Seller shall manufacture and sell to Buyer three (3) Lots of Product at the pricing set forth in Attachment 2. Seller will use its best efforts to manufacture the first Lot in accordance with the Specifications in a manner to make the Product suitable for use by Buyer; however, no assurance is made that the Product from the first Lot will be in full accordance with the Specifications. All Lots of Product manufactured after the first Lot must be according to the Specifications in order to make the Product suitable for use by Buyer. During and upon successful completion of manufacturing the third Lot of Product, Seller shall validate its processes at a cost to Buyer of **. In the event that the Seller requires Product manufacturing to be relocated to another facility following completion of process validation work, Seller agrees to cover the cost of any additional validations required as a result of the relocation Upon completion of process validations, Seller shall promptly perform


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                  the stability studies outlined in Attachment 3 at Buyer's cost as outlined in Attachment 3.

         5.7 Seller will use its best reasonable efforts to complete (i) the development work specified in Section 5.5 within two (2) months following the completion of the development work specified in Sections 5.2 and 5.3, and (ii) the manufacturing work specified in Section 5.6 within ten (10) months thereafter. Buyer understands that the completion of the work is subject to several uncertainties which may extend this planned completion date.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         6.1 Each party represents and warrants to the other that the execution of this Agreement and the full performance and enjoyment of the rights of Seller and Buyer under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between the warranting party and any third party.

         6.2 Seller represents and warrants that, to the best of its knowledge as of the date of this Agreement, no patents, patent applications if issued, or any other proprietary rights of any third party would be infringed by the manufacture, use or sale of the Product.

         6.3 Seller warrants that all Product supplied pursuant to this Agreement shall be free from defects in materials and workmanship, shall be of merchantable quality, shall conform to the requirement of applicable federal and state regulatory requirements, shall have all necessary Government Approvals and shall meet the Specifications. At Buyer's request, Seller shall certify in writing that it is in substantial compliance with all applicable environmental and occupational health and safety laws and regulations.

         6.4 SELLER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. BUYER IS SOLELY RESPONSIBLE FOR DETERMINING THAT THE PRODUCT PROVIDED BY SELLER HEREUNDER IS OF GOOD QUALITY, FREE FROM DEFECTS, CONFORMS TO THE SPECIFICATIONS AND IS MERCHANTABLE.

         6.5 Subject to Section 6.6, Seller shall indemnify, defend and hold harmless Buyer from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) to which Buyer is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) personal injury, death


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                  or property damage sustained by any person(s) resulting from the use of any Product manufactured by Seller, (ii) any breach by Seller of any of its obligations under this Agreement or warranties of Seller, or (iii) any negligent or willful act or omission by Seller or its employee, agents or subcontractors.

         6.6 Subject to Section 6.5, Buyer shall indemnify, defend and hold harmless Seller from all actions, losses, claims, demands, costs and liabilities (including reasonable attorney's fees) to which Seller is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) any breach by Buyer of any of its obligations under this Agreement, (ii) any negligent or willful act or omission by Buyer or its employees, agents or subcontractors, (iii) personal injury, death or property damage sustained by any person(s) resulting from the use of Product manufactured by Buyer or by a third party at the direction of Buyer, or (iv) any labeling, advertising or promotional materials used by Buyer.

         6.7 A party entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such party will claim indemnification pursuant to this Agreement and cooperate fully with the indemnifying party in conducting such defense. Unless, in the reasonable judgment of the indemnified party, a conflict of interest may exist between the indemnified party and the indemnifying party with respect to a claim, the indemnifying party may assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.

         6.8 The provisions and obligations of this Article VI shall survive any termination of this Agreement.


                                   ARTICLE VII

                               RECALLS AND RETURNS
                               -------------------

         7.1 In the event of a recall involving any Buyer finished product containing Product supplied hereunder is required by a governmental agency or authority of competent jurisdiction or if recall is deemed advisable by Buyer, such recall shall be promptly implemented and administered by Buyer in a manner which is appropriate and reasonable under the circumstances and conformity with accepted trade practices. Subject to Paragraph 7.2, in the event that a recall is required as a result of Buyer's breach of its obligations hereunder, all costs and expenses incurred in connection therewith will be borne by Buyer. Subject to


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                  Paragraph 7.2, in the event that a recall is required as a result of Seller's breach of its obligations hereunder, all costs and expenses incurred in connection therewith shall be borne by Seller.

         7.2 Notwithstanding anything in this Agreement to the contrary, in the event of any recall, neither party shall be liable to the other party for special, incidental or consequential damages, loss of profit or loss of use, whether a claim arises in tort or contract. The limitation on liability provided for herein shall apply even in the event of the fault, negligence or strict liability of the party that may be responsible for the liability associated with such recall or the Products recalled.

         7.3 The provisions and obligations of this Article VII shall survive any termination of this Agreement.


                                  ARTICLE VIII

                                 CONFIDENTIALITY
                                 ---------------

         8.1 During the term of this Agreement each party may disclose information to the other party that is of a confidential or proprietary nature. Information which is designated in writing to be confidential or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days of such disclosure (Confidential Information) shall be maintained in confidence by the receiving party and not disclosed to third parties except upon the disclosing party's prior written consent. It shall be understood, however, that Confidential Information shall not include, and the obligations of confidentiality and nondisclosure shall not apply to, disclosed information that:
                  a) is or becomes publicly available through no fault of the receiving party;
                  b) is disclosed without restriction to the receiving party by a third party entitled to disclose it;
                  c) is already known to the receiving party at the time of disclosure by the disclosing party as shown by its prior written records;
                  d) is developed independently by an employee or consultant of the receiving party who had no knowledge of disclosures made under this Agreement; or
                  e) is required to be disclosed in compliance with a governmental regulation or judicial or administrative process.

         8.2 No right or license, either expressed or implied, under any patent or other intellectual property right is granted hereunder.

         8.3 The obligations of confidentiality and non-disclosure shall remain in effect and survive for a period of five (5) years from the termination of this Agreement.


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                                   ARTICLE IX

                              TERM AND TERMINATION
                              --------------------

         9.1 Unless sooner terminated in accordance with its terms, this Agreement shall terminate upon the completion of the Tenth Contract Year. This Agreement shall be automatically extended for up to five (5) additional successive one year terms unless one party delivers notice of termination at least one year prior to the scheduled termination of this Agreement.

         9.2 If either party defaults in the performance or observation of any of its material obligations under this Agreement, the non-defaulting party may terminate this Agreement if such default is not cured within thirty (30) days after written notice thereof, which notice shall contain a specific identification of the default. Failure to terminate this Agreement for any default or breach shall not constitute a waiver by the aggrieved party of its right to sue for damages or its right to terminate this Agreement for any other default or breach.

         9.3 If Buyer fails to purchase at least three (3) Lots of Product in any Contract Year, Seller may terminate this Agreement if Buyer has not corrected such deficiency by issuing a definitive purchase order to Seller within thirty (30) days after written notice thereof.

         9.4 Either party may terminate this Agreement upon written notice in the event that the other party files for bankruptcy, liquidation, dissolution, or takes similar action seeking protection against creditors under insolvency laws, or has entered against it involuntarily a decree in bankruptcy or similar decree which remains in effect for sixty (60) days.

         9.5 This Agreement may be terminated upon the mutual written agreement of the parties.

         9.6 Expiration or earlier termination of this Agreement will not extinguish rights or obligations previously accrued or vested.

         9.7 Upon the expiration of this Agreement or its earlier termination, Seller will use its best efforts to assist Buyer in the transfer of relevant manufacturing technology and information not considered to be Seller's proprietary information to another qualified manufacturing site and Buyer will pay Seller for all such efforts in an amount mutually agreed upon by the parties prior to transfer of information.

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                                    ARTICLE X

                           TRADEMARKS AND TRADE NAMES
                           --------------------------

         10.1 Buyer and Seller hereby acknowledge that neither party now has and shall not hereafter acquire, any interest in any of the other party's trademarks, trade names, service marks or logos appearing on the labels or packaging materials containing the Product. No party shall, without the prior written consent of the affected party, use in advertising, publicity or otherwise, the name, trademark, logo, symbol or other image of the other party.

         10.2 Neither party will issue or disseminate any press release or statement, nor initiate any communication of information regarding the existence or the terms of this Agreement, written or oral, to the communications media or a third party without the prior written consent of the other party.

         10.3 The obligations of this Article shall remain in effect and survive the termination of this Agreement.


                                   ARTICLE XI

                            ASSIGNMENT AND AMENDMENT
                            ------------------------

         11.1 This Agreement may not be assigned by either party without the prior written consent of the other, except that either party may assign this Agreement to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other party, provided the assignee agrees to be bound, in written notice sent to the other party, by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         11.2 Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties.

                                   ARTICLE XII

                                     NOTICES
                                     -------


         12.1 Any notice provided for under this Agreement shall be in writing, shall be deemed to have been sufficiently provided and effectively made as of the delivery date if

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                  hand-delivered, or as of the date received if sent by courier service or mailed by registered or certified mail, postage prepaid, and addressed to the receiving party at its respective address as follows:

                  If to Buyer:

                           Vascular Solutions, Inc.
                           6464 Sycamore Court
                           Minneapolis, MN  55369
                           Attn:  Chief Executive Officer

                  If to Seller:

                           Sigma-Aldrich Fine Chemicals
                           3050 Spruce Street
                           St. Louis, MO  63103


                                  ARTICLE XIII

                             INDEPENDENT CONTRACTOR
                             ----------------------

         13.1 The relationship of the parties under this Agreement is that of the independent contractors and not as agents of each other or parties or joint venturers, and neither party shall have the power to bind the other in any way with respect to any obligation to any third party unless a specific power of attorney is provided for such purpose. Each party shall be solely responsible for its own employees and operations.

                                   ARTICLE XIV

                                  FORCE MAJEURE
                                  -------------

         14.1 Neither party shall be liable to the other for failure to perform its obligations under this Agreement where such failure is caused by strikes, fires, embargoes, any governmental act or regulation, acts of God, acts of war, insurrection, riot or civil disturbance, or any other cause not under the control of the defaulting party. If any event of force majeure should occur, the affected party shall promptly give notice thereof to the other party, and the affected party shall use its best effort to cure or correct any such event of force majeure.

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                                   ARTICLE XV

                                  MISCELLANEOUS
                                  -------------

         15.1 Should one of the provisions of this Agreement become or prove to be null and void, such will be without effect on the validity of this Agreement as a whole. Both parties will, however, endeavor to replace the void provision by a valid one that in its economic effect is most consistent with the void provision. Both parties must agree to any such replacement provision in writing.

         15.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to principles of conflicts of laws.

         15.3 This Agreement constitutes the entire understanding between the parties regarding the subject matter hereof and neither Buyer nor Seller has relied on any representation not expressly set forth or referred to in this Agreement.

         15.4 Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         15.5 The waiver by either party of a breach of any provision contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.





















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         IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Agreement to be executed in duplicated originals.


VASCULAR SOLUTIONS, INC.                      SIGMA-ALDRICH FINE CHEMICALS


By:     _______________________               By:    ___________________________

Name:   _______________________               Name:  ___________________________

Title:  _______________________               Title: ___________________________




























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                          Attachment 1 - Specifications

         The Product shall consist of one Lot of thrombin solution from bovine plasma, with an expected final yield of at least ** units of thrombin per Lot. Seller shall attempt to maximize the final yield of each Lot, and Seller shall not decrease the amount of source material in any Lot without the approval of Buyer. Each Lot shall contain a Certificate of Analysis from Seller in the Form attached hereto and a Certificate of U.S. Origin of the bovine material. Finished specifications of the Product are as follows:

    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    TEST DESCRIPTION [Test Code]                   SPECIFICATION                       SPECIFICATION       TESTING
                                                                                       RANGE               LABORATORY
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    ---------------------------------------------- ----------------------------------- ------------------- ----------------
    **                                             **                                  **                  **
    -----------------------------------------------------------------------------------------------------------------------
    **
    -----------------------------------------------------------------------------------------------------------------------

         Each Lot shall be stored either as a frozen liquid or lyophilized powder at a concentration of ** unit aliquots per container. Lot shall be shipped in bulk to Buyer at a monitored temperature of less than ** with appropriate protective packaging.

**













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CERTIFICATE OF ANALYSIS, TO BE ON COMPANY LETTER HEAD

                             Certificate of Analysis

DESCRIPTION  __________________________
PART NUMBER  __________________________
LOT NUMBER   __________________________
QUANTITY ______________________________  EXPIRATION DATE ___________

-------------------------------------------------- ----------------------------------- -------------------
TEST DESCRIPTION                                   SPECIFICATION                       Result
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------
**                                                 **
-------------------------------------------------- ----------------------------------- -------------------

Sigma Aldrich certifies that the above test results are correct, and conform to the specification requirements defined above.

Attached is the material of animal origin certifications for this specific lot of Thrombin. These certifications meet the requirements set forth in EN 12442.


-----------------------------------
Quality Assurance          Date
Sigma Aldrich Fine Chemicals
CERTIFICATE OF ANALYSIS, TO BE ON COMPANY LETTER HEAD


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                    CERTIFICATE OF MATERIAL OF ANIMAL ORIGIN

                      Certificate Number _________________


Country in which animal was slaughtered                    ____________________


Country of Origin                                          ____________________


Approval Number of Slaughterhouse                          ____________________


Establishment Name and Location                            ____________________


Material of (Animal Species)                               ____________________


Age of Animal                                              ____________________


Nature of tissue or Organ                                  ____________________


Packaging Materials used                                   ____________________


Number of Containers/Packages                              ____________________


Name of Veterinarian                                       ____________________


Collection Dates                                           ____________________



----------------------------------------------------
Quality Assurance                  Date
Sigma Aldrich Fine Chemicals

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                             Attachment 2 - Pricing

         The price for each of the first three Lots of Product purchased pursuant to Section 5.6 shall be **; provided, however, that if the first Lot of Product as manufactured is not suitable for Buyer's commercial use, the price of the first Lot of Product shall be lowered to an amount equal to Seller's actual costs of manufacture of the first Lot of Product and a fourth Lot of Product shall be manufactured at a price of **. In addition, with the purchase price of the first Lot of Product Buyer shall pay Seller an amount equal to ** for one-time equipment expenses for the purchase of equipment dedicated to the production of the Product. The equipment purchased with this one-time payment shall be as follows:

**

**




         The price for each subsequent Lot of Product purchased under this Agreement through the end of the First Contract Year shall be determined according to the following table:

------------------------------------- ----------------------------------
 TOTAL NUMBER OF LOTS PURCHASED IN
         THE CONTRACT YEAR                      PRICE PER LOT
------------------------------------- ----------------------------------
                 1                                   **
------------------------------------- ----------------------------------
                 2                                   **
------------------------------------- ----------------------------------
                 3                                   **
------------------------------------- ----------------------------------
                 4                                   **
------------------------------------- ----------------------------------
                5-6                                  **
------------------------------------- ----------------------------------
                7-8                                  **
------------------------------------- ----------------------------------
             9 or more                               **
------------------------------------- ----------------------------------

         The price for Product purchased in each Contract Year after the First Contract Year shall be adjusted pursuant to Sections 4.1 and 4.3 of this Agreement.











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                                  Attachment 3
                                  ------------
                            CORPORATE QUALITY CONTROL
                            -------------------------
                                Stability Studies
                                -----------------

STUDY DESIGN

         o        ACCELERATED: 0, 1, 2, 3, AND 6 MONTHS AT 2-8 (DEGREE)C
         o        LONG-TERM: 0, 3, 6, 9, 12, 18, AND 24 MONTHS AT -20 (DEGREE)C

ASSUMPTIONS

         o        ACCELERATED AND LONG TERM WILL BE RUN CONCURRENTLY.
         o        RELEASE TESTING WILL BE USED FOR TIME 0.
         o        STABILITY STUDIES BEGIN WITHIN 4 WEEKS OF RELEASE.
         o DOES NOT INCLUDE INTERMEDIATE CONDITION TESTING AND STORING OR ADDITIONAL TESTING OF SAMPLE.
         o DEGRADATION STUDIES: PERFORMED PRIOR TO STABILITY STUDIES UNLESS OTHERWISE SPECIFIED

DELIVERABLES:
         o SUBMISSION AND APPROVAL OF LONG TERM AND ACCELERATED PROTOCOLS BEFORE STABILITY STUDIES BEGIN
         o        DATA TABLES AVAILABLE AT EACH INTERVAL AS REQUESTED
         o        FINAL REPORT AT THE COMPLETION OF EACH PROTOCOL

ESTIMATED TIME REQUIREMENTS FOR STABILITY STUDIES FOR 1 LOT

--------------------------------- --------------------- -------------------
                                       ACCELERATED           LONG-TERM
--------------------------------- --------------------- -------------------
               **                          **                   **
--------------------------------- --------------------- -------------------
**                                         **                   **
--------------------------------- --------------------- -------------------
**
--------------------------------- --------------------- -------------------
**
--------------------------------- --------------------- -------------------
**
--------------------------------- --------------------- -------------------
**                                         **                   **
--------------------------------- --------------------- -------------------
HOURS TO COMPLETE STUDY                    **                   **
--------------------------------- --------------------- -------------------
HRS. TO PREPARE PROTOCOL                   **                   **
--------------------------------- --------------------- -------------------
HRS. TO LAUNCH STUDY                       **                   **
--------------------------------- --------------------- -------------------
HRS. TO PREPARE INTERIM REPORTS            **                   **
--------------------------------- --------------------- -------------------
HRS. TO PREPARE FINAL REPORT               **                   **
--------------------------------- --------------------- -------------------
TOTAL HRS. FOR ALL PHASES OF               **                   **
STUDY
--------------------------------- --------------------- -------------------
**


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                          Summary For Stability Studies
                          -----------------------------
o        ESTIMATED COST FOR ACCELERATED STUDY: **
o        ESTIMATED COST LONG-TERM STUDY: **
o        ESTIMATED COST FOR ACCELERATED AND LONG-TERM STUDIES = **

DEGRADATION STUDIES - POSSIBLE FORCED DEGRADATION PROCESSES AND TESTING
**


































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